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                                                                  EXHIBIT 10.3


                             TRANSITION AGREEMENT

          TRANSITION AGREEMENT, dated as of _____ __, 1997, between Patina Oil & Gas Corporation, a Delaware corporation ("Patina"), and Snyder Oil Corporation, a Delaware corporation ("Soco").

                             W I T N E S S E T H:

          WHEREAS Soco has been providing certain administrative, corporate insurance, payroll processing, employee benefit administration, tax and computer services to Patina since Patina's formation;

          WHEREAS Patina now wishes to provide such services for itself;

          WHEREAS Patina wishes to engage Soco to assist Patina in effecting the process whereby Soco winds down the provision by it of such services to Patina (the "Transition") in the manner provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   SERVICES TO BE PROVIDED AND ACTIONS TO BE TAKEN

          (a) Payroll Processing Services. Soco agrees to provide Patina with the Payroll Processing services, and to take the other actions, described in Schedule A to this Transition Agreement. Soco agrees to provide such services, and to take such actions, in accordance with Schedule A.

          (b) Employee Benefit Plans and Other Services. Soco agrees to provide Patina with the employee benefit plan services, and to take the other actions, described in Schedule B to this Transition Agreement. Soco agrees to provide such services, and to take such actions, accordance with Schedule B.

          (c) Tax Services. Soco agrees to provide Patina with the tax services, and to take the other actions, described in Schedule C to this Transition Agreement. Soco agrees to provide such services, and to take such actions, in accordance with Schedule C.

          (d) Computer Services. Soco agrees to provide Patina with the computer services, and to take the other actions, described in Schedule D to this Transition Agreement. Soco agrees to provide such services, and to take such actions, in accordance with Schedule D.

          (e) Corporate Insurance. SOCO, at its expense, will use its best efforts to assist Patina in the acquisition of insurance coverages and rates therefore (substantially similar to rates now being paid by Patina) that are acceptable to Patina. Patina, may, at its expense, obtain insurance coverages from insurance providers other than existing SOCO providers if it elects.



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2.   AVAILABILITY OF SOCO EMPLOYEES

          Patina and Soco agree to work together in order to effect the Transition in the manner described herein. To this end, Patina and Soco agree that Soco will make its employees available at reasonable times to respond to reasonable inquiries from Patina regarding matters related to the Transition. Further, SOCO will provide Patina with reasonable access to third parties who provide any services to SOCO in the performance of this Agreement.

3.   PAYMENT

          In consideration for the services described in Schedules A, B, C, and D to this Transition Agreement being provided by Soco in accordance with the terms of this Transition Agreement, Patina agrees to pay Soco as specified in each respective Schedule.

4.   TERM

          This Transition Agreement shall commence on the date hereof and shall terminate on the date on which the services or actions specified on Schedules A, B, C, and D shall have been completed.

5.   REPRESENTATIONS AND WARRANTIES

     (a)  Patina represents and warrants as follows:

               (i) Patina is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority to enter into this Transition Agreement and to perform its obligations hereunder.

               (ii) Patina will not, by entering into this Transition Agreement, breach or cause to be breached any undertaking, contract, statute, rule or regulation to which it is a party or by which it is bound.

               (iii) This Transition Agreement has been duly and validly authorized, executed and delivered by Patina and is a valid and binding agreement of Patina, enforceable against it in accordance with its terms.

     (b)  Soco represents and warrants as follows:

               (i) Soco is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority to enter into this Transition Agreement and to perform its obligations hereunder.

               (ii) Soco will not, by entering into the Transition Agreement, breach or cause to be breached any undertaking, contract, statute, rule or regulation to which it is a party or by which it is bound.




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               (iii) This Transition Agreement has been duly and validly
          authorized, executed and delivered by Soco and is a valid and binding agreement of Soco, enforceable against it in accordance with its terms.

6.   CONFIDENTIALITY

          Except as may otherwise be required by law, governmental regulation or court order or by any governmental agency or commission or any self-regulatory organization of which Soco is a member, it is understood and agreed that any confidential information relating to any Patina or any of its subsidiaries which is retained by Soco or its affiliates shall not be disclosed, furnished or otherwise made available, either directly or indirectly, to any person by Soco without the prior written consent of Patina. The confidentiality of such information shall be maintained and protected by Soco with at least the same degree of care as it employs to protect its own confidential information. For purposes of this Section 6, the term "confidential information", insofar as it relates to Patina or any of its subsidiaries, shall mean any information relating to Patina or any of its subsidiaries which is retained by Soco or its affiliates; provided, however, such term shall not include information which (x) is generally available to the public (other than as a result of an unauthorized disclosure or other default by Soco or its affiliates) or (y) becomes available to Soco or its affiliates after the date of this Transition Agreement from a source other than Patina or its affiliates which is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation to Patina or its affiliates of which Soco or its affiliates are aware after reasonable investigation.

7.   MISCELLANEOUS

          (a) Waiver. The failure of either party to insist at any time upon strict compliance with this Transition Agreement or any of its terms shall not constitute or be a waiver by that party of any of its rights.

          (b) Complete Transition Agreement. This Transition Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

          (c) Survival. Section 6 shall survive the termination of this Transition Agreement.

          (d) Assignment. This Transition Agreement may not be assigned by either party without the express written consent of the other party.

          (e) Amendment. This Transition Agreement may not be amended except by the written consent of the parties.

          (f) Counterparts. This Transition Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (g) Headings. The section headings used in this Transition Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Transition Agreement or any portion hereof.



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          (h) Notices. All notices, demands or requests required to be made or delivered under this Transition Agreement shall be in writing and delivered personally or by telefax to the address below or to such other address as may be designated by the party entitled to receive the same by notice similarly given:

     If to Soco:

          Snyder Oil Corporation
          777 Main Street
          Fort Worth, Texas 10017
          Attention: Rodney L. Waller

     If to Patina:

          Patina Oil & Gas Corporation
          1625 Broadway
          Denver, Colorado 80202
          Attention: David T. Kornder

          (i) Governing Law. This Transition Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.


          (j) Status. It is understood that Soco is an independent contractor and not an agent or employee of Patina, and nothing contained herein shall be construed as creating a general partnership or other similar arrangement, nor shall Soco represent or imply to any person or entity that it is anything other than an independent contractor with respect to Patina.

          IN WITNESS WHEREOF, this Transition Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


                                    PATINA OIL & GAS CORPORATION


                                    By:__________________________________
                                       Name:  Brian J. Cree
                                       Title: Executive Vice President and
                                              Chief Operating Officer

                                    SNYDER OIL CORPORATION


                                    By:__________________________________
                                       Name:  Rodney L. Waller
                                       Title: Vice President


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                                                                    SCHEDULE A

                              PAYROLL PROCESSING SERVICES

SERVICES TO BE PROVIDED:        SOCO will continue to provide Patina with
                                Payroll Processing Services for the remainder of 1997, which includes, but is not limited to the preparation of 1997 Form W-2s and all required 1997 year-end payroll filings provided that Patina acquires the right or license in its name to use the Ceridian Payroll Processing system.

DURATION:                       The term of the Schedule A Services will be
                                through December 1997 for actual Payroll
                                Processing and January 1998 for the preparation of Form W-2s and the filing of year 1997 payroll reports. If such reports are filed after January
                                1998, Patina will not be charged.

PAYMENT: Patina will pay SOCO the amount of $3,333.33 per month, in arrears, for Payroll Processing Services, through December 1997 and Patina will pay SOCO an additional $1,000 in arrears for Payroll Processing Services for January 1998.


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                                                                    SCHEDULE B


                   EMPLOYEE BENEFIT PLANS AND OTHER SERVICES


1)      Employee Benefit Plans

        a. SOCO currently provides Patina with the following Employee Benefit Plans:


                - 401(k) and Profit Sharing

                - Deferred Compensation

                - Health and Prescription

                - Group and Executive Disability

                - Accidental Death and Disability

                - Stop Loss Reinsurance


        b. With respect to the Benefit Plans described in Sub-paragraph a. (except the 401(k), Profit Sharing and Deferred Compensation Plans), SOCO will use its best efforts to transfer to Patina its existing Benefits Plans which will remain in effect through December 31, 1997 at the costs now being paid by Patina. Such transfer will be prior to the closing of the Secondary Offering as described in the S-3 Registration Statement filed with the Securities Exchange Commission on August 1, 1997, as the same may be amended (the "Closing"). Should Patina so elect, it may, at its expense, obtain such Benefit Plans (except the 401(k), Profit Sharing and Deferred Compensation Plans) from providers other than existing SOCO providers. The cost of such third party Plans will be borne by Patina.

        c. With respect to the 401(k) and Profit Sharing Plan, Patina will continue to participate in the existing Plan until January 1, 1998, or, at Patina's election, the date SOCO or Patina discontinue the existing Plan. If SOCO terminates the existing Plan prior to January 1, 1998, Patina may elect to establish its own Plan or continue participation in SOCO's new Plan. If SOCO continues with the existing Plan to January 1, 1998, Patina may, but is not required to, elect to continue in the SOCO Plan. If Patina elects to establish its own Plan prior to January 1, 1998, it will give SOCO not less than 30 days written notice.

        d. The cost of administering the Plans described in Paragraph 1. of this Schedule B are included in the amount set forth in Paragraph 3.a. of Schedule B and no additional charges will be assessed or billed to Patina for the Plans or the administration thereof.


2)      Other Services

        a. SOCO currently is providing Patina with services relating to Human Resources (HR) matters, information gathering for compensation considerations (Compensation), stock option administration, the preparation of corporate minutes (Corporate Minutes) and other services as needed and requested by Patina (collectively "Other Services").

        b. Patina may elect to have SOCO provide some or all of the Other Services until January 1, 1998. To the extent and only to the extent Patina so requests, SOCO shall provide the other services.

3)      Fees

        a. If Patina elects to have SOCO administer the Benefits Plans described in Paragraph 1 of this Schedule B through December 31, 1997, Patina will pay SOCO $2,000 per month.

        b. Commencing August 1, 1997, if Patina utilizes the services of SOCO for one or more of the Services described in Paragraph 2 of this Schedule B, it will pay SOCO $1,000 for each Service per month so utilized provided that the charge of any month will not exceed $5,000.




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                                                                    SCHEDULE C

                                  TAX SERVICES



SERVICES TO BE PROVIDED:        SOCO will continue all income and other Tax
                                Services through the preparation and filing of all 1996 returns and estimated tax payment calculations for 1997 and the deferred tax computation for Patina's 1997 year-end financial statements and the preparation of Patina's 1996
                                10-K.


DURATION:                       Tax Services will be provided through December
                                31, 1997 and as long thereafter as necessary to complete the Services described in Paragraph 1 above, not to extend beyond February 28, 1998.


PAYMENT: Patina will pay SOCO the sum of $11,666 per month in arrears for such Services through December 31, 1997.




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                                                                    SCHEDULE D

                               Computer Services


SERVICES TO BE PROVIDED AND DURATION:   SOCO will continue to provide all
                                        Computer Services currently being
                                        provided to Patina for a period through
                                        September 30, 1998 provided that Patina
                                        obtain for its own account all licenses, effective on the Closing, necessary to use such services and provide further that Patina may, upon not less than 30 days written notice to SOCO, discontinue one or more of the Computer Services being provided. Such Services include, but are not limited to LAN/WAN systems, Accounting and Lease Records systems.

                                        For the services provided pursuant to
                                        Schedule D, Patina will pay SOCO a
                                        monthly Base Fee of $23,750 through June
                                        30, 1998. The Base Fee will increase by
                                        10% per month thereafter through
                                        September 30, 1998. If Patina, during
                                        the term of this Schedule D, requires
                                        Computer Services as a result of an
                                        acquisition or otherwise that causes a
                                        systems upgrade or revision, Patina will pay the cost of the same. Patina's obligation to pay fees pursuant to this Paragraph 2 will terminate when Patina has completed its conversion from SOCO's computer system.


PAYMENT: Nothing in this Schedule D or this Agreement will require SOCO to violate any license agreement in effect on the Closing date and Patina will indemnify SOCO for any such violation should the same occur.



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